As filed with the Securities and Exchange Commission on August 5, 2020

Registration No. 333-240218

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Eagle Bancorp Montana, Inc.

(Exact name of registrant as specified in its charter)

Delaware	27-1449820
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1400 Prospect Avenue
Helena, Montana 59601
(406) 442-3080
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Peter J. Johnson
President & CEO
1400 Prospect Avenue
Helena, Montana 59601
(406) 442-3080
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

Lloyd H. Spencer, Esq.
Nixon Peabody LLP
799 9th Street N.W., Suite 500
Washington, D.C. 20001
(202) 585-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses (other than underwriting discounts and commissions) to be incurred by the Company in connection with the issuance and distribution of the securities registered under this registration statement.

SEC registration fee	$6,456
Printing expenses	$50,000	*
Legal fees and expenses	$100,000	*
Accounting fees and expenses	$100,000	*
Miscellaneous expenses	$18,544	*
Total	$275,000	*

*	Estimated solely for the purposes of this Item. Actual expenses may be more or less, depending on the number of offerings, the nature of the offerings and the type of security.

Item 15. Indemnification of Directors and Officers.

The Registrant’s officers and directors are and will be indemnified against certain liabilities under Delaware law, the Amended and Restated Certificate of Incorporation of the Registrant, (“Certificate of Incorporation”), and the By-laws of the Registrant (“By-laws”). The Certificate of Incorporation requires the Company to indemnify its directors and officers in the manner and to the fullest extent permitted from time to time by the Delaware General Corporation Law (“DGCL”). The By-laws contain provisions which implement the indemnification provisions of the Certificate of Incorporation.

Article Tenth of the Registrant’s Certificate of Incorporation provides: “No Director or officer acting in the capacity of a Director or performing duties as Director shall be personally liable to the Corporation or any stockholder for monetary damages for a breach of fiduciary duty as a Director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of Title 8 of the Delaware Code (relating to the Delaware Corporation Law); or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Neither the amendment nor repeal of this Article, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim, that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.”

Article Seventh of the Registrant’s Bylaws provides: “The Corporation shall indemnify to the full extent authorized by law any Director or officer made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a Director or officer of the Corporation or is or was serving, at the request of the Corporation, as a Director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Corporation may, at the discretion of the Board of Directors, indemnify to the full extent authorized by law any employee or agent made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative by reason of the fact that he, his testator or intestate is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Expenses incurred with respect to any claim, action or proceeding of the character, actual or threatened, described in Section 1 of this Article VII, may be advanced by the Corporation prior to the final disposition thereof upon receipt of an undertaking by such person to repay the amount so advanced if and to the extent it shall ultimately be determined by a court of competent jurisdiction that he was not entitled to indemnification under this Bylaw. The intention of this Bylaw is to provide indemnification with the broadest and most inclusive coverage permitted by law (a) at the time of the act or omission to be indemnified against, or (b) so permitted at the time of carrying out such indemnification, whichever of (a) or (b) may be broader or more inclusive and permitted by law to be applicable. If the indemnification permitted by law at this present time, or at any future time, shall be broader or more inclusive than the provisions of this Bylaw, then indemnification shall nevertheless extend to the broadest and most inclusive permitted by law at any time and this Bylaw shall be deemed to have been amended accordingly. If any provision or portion of this Article shall be found, in any action, suit or proceeding, to be invalid or ineffective, the validity and effect of the remaining parts shall not be affected.”

Item 16. Exhibits.

Exhibit Number	Description
**1.1	Form of Underwriting Agreement for any offering of securities
3.1

Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 23, 2010)

3.2

Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 9, 2019)

3.3	Bylaws, amended as of August 20, 2015 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 25, 2015)
4.1

Specimen certificate evidencing shares of common stock (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1filed with the Securities and Exchange Commission on December 17, 2009 (Registration No. 333-163790))

**4.2	Certificate of Designation, Rights and Preferences of the Preferred Stock
*4.3	Form of Indenture for Senior Debt Securities
*4.4	Form of Indenture for Subordinated Debt Securities
**4.5	Form of Deposit Agreement for Depository Shares
**4.6	Form of Purchase Contract
**4.7	Form of Warrant Agreement
**4.8	Form of Warrant Certificate
**4.9	Form of Unit Agreement
*5.1	Opinion of Nixon Peabody LLP
*23.1	Consent of Moss Adams LLP
*23.2	Consent of Eide Bailly LLP
*23.3	Consent of Nixon Peabody LLP (included in Exhibit 5.1)
*24.1	Powers of Attorney (included in signature pages)
***25.1	Form T-1 Statement of Eligibility of Trustee under the Senior Indenture
***25.2	Form T-1 Statement of Eligibility of Trustee under the Subordinated Indenture

* Previously filed

** To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K or other SEC filing in connection with an offering of securities.

*** To be incorporated by reference to a filing made in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)      To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that (A) paragraphs (1)(i) and (1)(ii) above do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement; and (B) paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

Provided further, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the registration statement is for an offering of asset-backed securities on Form SF-1 or Form SF-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)      Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)     Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)     For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)     For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Helena, State of Montana, on August 5, 2020.

Eagle Bancorp Montana, Inc.

By:	/s/ Peter J. Johnson
Peter J. Johnson
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Peter J. Johnson	President, Chief Executive Officer and
Peter J. Johnson	Director (principal executive officer)	August 5, 2020

/s/ Laura F. Clark	Chief Financial Officer (principal financial
Laura F. Clark	officer and principal accounting officer)	August 5, 2020

*
Rick F. Hays	Chairman	August 5, 2020

*
Thomas J. McCarvel	Vice Chairman	August 5, 2020

*
Kenneth M. Walsh	Director	August 5, 2020

*
Corey Jensen	Director	August 5, 2020

*
Maureen J. Rude	Director	August 5, 2020

*
Benjamin G. Ruddy	Director	August 5, 2020

*
Shavon R. Cape	Director	August 5, 2020

*
Tanya S. Chemodurow	Director	August 5, 2020

*
Cynthia A. Utterback	Director	August 5, 2020

* By:	/s/ Peter J. Johnson
	Peter J. Johnson	August 5, 2020
Attorney-in-fact